EXHIBIT  5.1


                           WYMAN-GORDON COMPANY
                        AMENDED AND RESTATED BYLAWS

                Amended and Restated as of October 21, 1998


ARTICLE I OFFICES

1.   PRINCIPAL OFFICE

     The principal office for the transaction of the business of the Corporation shall be located in the City of Worcester, Commonwealth of Massachusetts.

2.   OTHER OFFICES

     The Corporation may also establish offices at such other places, both within and without the Commonwealth of Massachusetts, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II MEETING OF STOCKHOLDERS

1.   ANNUAL MEETINGS

     The annual meeting of stockholders shall be held at the hour, date and place within or without the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. The purposes for which such annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, may be specified by the Board of Directors, the Chairman of the Board, if one is elected, or the President. If no annual meeting of stockholders has been held within six months after the end of the fiscal year of the Corporation, a special meeting in lieu thereof may be held, and such special meeting shall have, for purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these Bylaws to an annual meeting or annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof.

2.   SPECIAL MEETINGS

     Special meetings of stockholders may be called by the Board of Directors. Special meetings shall be called by the Clerk or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least (i) 66 2/3% in

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     interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting.
     Application to a court pursuant to Section 34(b) of Chapter 156B of the General Laws of the Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 66 2/3% in interest of the capital stock entitled to vote at such meeting or
     (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting and otherwise properly brought before the special meeting.

3.   NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS
     (A)  ANNUAL MEETINGS OF STOCKHOLDERS
          (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder s notice shall be delivered to the Clerk at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the

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          stockholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder s notice as described above. Such stockholder s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation s books, and of such beneficial owner, and
          (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year s annual meeting, a stockholder s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Clerk at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.




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     (B)  SPECIAL MEETINGS OF STOCKHOLDERS
          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation s notice of meeting, if the stockholder s notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Clerk at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder s notice as described above.

     (C)  GENERAL
          (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. If the Board of Directors or a designated committee thereof determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this Bylaw or that the information provided in a stockholder's notice does not satisfy the information requirements of this Bylaw in any material respect, such proposal or nomination shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal or nomination in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal or nomination was made in accordance with the terms of this Bylaw. If the presiding officer

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          determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this Bylaw or that the information provided in a stockholder's notice does not satisfy the information requirements of this Bylaw in any material respect, such proposal or nomination shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal or nomination was made in accordance with the requirements of this Bylaw, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal or nomination.

          (2) For purposes of this Bylaw, "ublic announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (including, without limitation, a Form 8-K) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

4.   NOTICE OF MEETINGS
     The Clerk, Assistant Clerk or other person authorized by these Bylaws shall, not less than seven days prior to any meeting of stockholders, give written notice to all stockholders, entitled to vote thereat, stating the place, date and hour of such meeting, and the purposes of the meeting. Such notice shall be given to any stockholder (a) by leaving such notice with the stockholder, or at his residence or usual place of business, or (b) by mail, postage prepaid, addressed to the stockholder at his address as it is shown upon the records of the Corporation.

5.   QUORUM
     The holders of a majority in interest of all capital stock of the Corporation issued, outstanding and entitled to vote at a meeting of stockholders shall constitute a quorum, but if a quorum is not present, a majority in interest of the stockholders present or the presiding officer may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice other than an announcement

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     at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

6.   VOTING
     Each vote at a stockholders meeting shall be by voice vote or by ballot as determined by the presiding officer at the meeting; provided, however, that all elections for Directors must be by ballot upon demand made before the voting begins by a stockholder entitled to vote thereon.

7.   PROXIES
     Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Clerk of the Corporation. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest upon the challenger.

8.   RESCHEDULING OF MEETINGS; ADJOURNMENTS
     The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders, and a record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Sections 3 or 4 of this Article II hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled Annual Meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 3 of this Article II of these Bylaws.

     When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting

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     at which the adjournment is taken of the hour, date and place to which the meeting is adjourned.

9.   ACTION WITH MEETING
     Any action which may be taken at a meeting of stockholders, except approval of an agreement for merger or consolidation of the Corporation with other corporations, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Clerk of the Corporation.

10.  PRESIDING OFFICER
     The Chairman, if one is elected, or, in his absence, the President or, in his absence, such other officer as shall be designated by the Board of Directors, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meetings at any time and from time to time in accordance with the provisions of Sections 5 and 8 of this Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

11.  VOTING PROCEDURES AND INSPECTORS OF ELECTIONS
     In advance of any meeting of stockholders, the Board of Directors may appoint one or more inspectors to act at an annual or special meeting of stockholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall
     (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots,
     (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
     (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, presiding officer shall be subject to further review by any court of competent jurisdiction.





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ARTICLE III DIRECTORS

1.   POWERS
     Subject to limitations imposed by law or the Articles of Organization, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. In the exercise of its powers, the Board may appoint an executive committee and other committees, and may delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the powers expressly reserved to the Directors in Section 55 of the Massachusetts Business Corporation Law. The executive committee shall be composed of three or more Directors.

2.   NUMBER AND CLASSIFICATION OF DIRECTORS
     The number of Directors of the Corporation shall not be less than seven nor more than thirteen, as determined from time to time by the Directors, and the number shall be nine until otherwise so determined. The Board of Directors shall be divided into three classes in respect of term of office, each class to contain as near as may be one-third of the whole number of the Board. Of the Board of Directors elected at the last annual meeting of stockholders held prior to the adoption of this Bylaw, the members of Class I shall serve until the annual meeting of stockholders held in the year following their election, the members of Class II shall serve until the annual meeting of stockholders held two years following their election, and the members of Class III shall serve until the annual meeting of stockholders held three years following their election; provided, however, that in each case Directors shall continue to serve until their successors shall be elected and shall qualify. At each annual meeting of stockholders following the adoption of this Bylaw, one class of Directors shall be elected to serve until their successors shall be elected and shall qualify. If any annual meeting of stockholders is not held or Directors are not elected thereat, Directors may be elected at any special meeting of stockholders.

     Directors need not be stockholders of the Corporation.

3.   VACANCIES
     In case a vacancy shall occur from any cause in the Board of Directors or in any other office, including action by the Directors to increase the number of Directors in accordance with Section 2 of the Article III, the remaining Directors then in office may elect a person to fill such vacancy for the balance of the term of the office vacated, except that, in the case of an increase in the number of Directors, such vacancy may be filled only until the next annual meeting of stockholders, at which time the vacancy shall be filled by vote of the stockholders. In case of a vacancy or vacancies in the Board of Directors being unfilled, the remaining Directors shall exercise all the powers of the Board.

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     A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any Director is elected, to elect the full authorized number of Directors to be voted for at that meeting. The Board of Directors may declare vacant the office of a Director if, within 30 days after notice of his first election to the Board of Directors, he does not accept the office either in writing or by attending a meeting of the Board of Directors.

     The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the remaining Director or Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or if the Board has not acted, the stockholders, shall have the power to elect a successor to take office when the resignation is to become effective.

4.   REMOVAL
     Any Director of the Corporation may be removed with or without cause at any regular meeting of the stockholders or at a special meeting called for the purpose, and by vote of the holders of a majority of the stock outstanding and entitled to vote, or may be removed with or without cause by the Board of Directors.

     No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

5.   QUORUM
     A majority of the authorized number of Directors shall constitute a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law.

6.   PLACE OF DIRECTORS' MEETINGS
     Meetings of the Board of Directors shall be held at the principal office of the Corporation, or at any place within or without the Commonwealth of Massachusetts which has been designated from time to time by resolution of the Board or by written consent of all the members of the Board.

7.   ORGANIZATION MEETINGS
     Immediately following each annual meeting of stockholders the Board of Directors shall hold a regular meeting for the purpose of organizing, electing officers, and transacting other business. No notice need be given of such meetings of the Board of Directors.



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8.   ORGANIZATION MEETINGS
     Regular meetings of the Board of Directors shall be held at such day and hour as shall be from time to time determined by the Board. If said day shall fall upon a holiday, such meeting shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings of the Board of Directors.

9.   SPECIAL MEETINGS
     Special meetings of the Board of Directors for any purpose or purposes shall be called by the Chief Executive Officer or, if he is absent or unable or refuses to act, by the President if the Chairman of the Board is the Chief Executive Officer, by any corporate Vice President, or by any two Directors.

     Written notice of the time and place of special meetings shall be delivered to each Director in person or by telephone, or sent to each Director by mail, facsimile or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or, if it is not so shown and if it is not readily ascertainable, addressed to him at the city or place where the meetings of the Directors are regularly held. Notices mailed or telegraphed shall be deposited in the United States mail or delivered to the telegraph company at the place where the principal office of the Corporation is located at least 48 hours prior to the time of the holding of the meeting; and notices given personally, by telephone or facsimile shall be given at least 24 hours prior to the time of the holding of the meeting.

10.  NOTICE OF ADJOURNMENT
     Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

11.  WAIVER OF NOTICE, CONSENT TO MEETING
     The transactions of any meeting of the Board of Directors, however called and noticed or whenever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records and made a part of the minutes of the meeting.

12.  ADJOURNMENT
     A quorum of the Directors may adjourn any meeting of the Board of Directors to meet again at a stated day and hour; and in the absence of a quorum, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.


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13.  ACTION WITHOUT MEETING
     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action, by written consent, shall have the same force and effect as a unanimous vote of such Directors at a meeting of the Board of Directors.

     Directors of the Company may participate in meetings of the Board of Directors or any committee designated thereby by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

14.  FEES AND COMPENSATION
     Directors shall receive such fees and compensation, if any, for their services as may be determined by vote of the Board, and shall receive reimbursement of reasonable expenses incurred in attending meetings of the Directors or committees thereof or otherwise in connection with attention to the affairs of the Corporation. No Director who receives a salary as an officer or employee of the Corporation or any subsidiary thereof shall receive any remuneration as a Director or member of any committee of the Directors.

ARTICLE IV OFFICERS

1.   OFFICERS
     The officers of the Corporation shall be a President, a Treasurer and a Clerk. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more corporate Vice Presidents, one or more Assistant Treasurers and one or more Assistant Clerks, each of whom shall be elected by the Board of Directors in accordance with the provisions of Section 2 of this Article. Other officers may be appointed in accordance with the provisions of Section 3 of this Article; provided, however, that no such appointed officer shall be deemed to be a corporate officer. One person may hold two or more offices, except that the offices of President and Treasurer shall not be held by the same person. The Chief Executive Officer of the Corporation shall be the President or the Chairman of the Board, as determined by the Board of Directors.

2.   ELECTION
     The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.


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3.   APPOINTED OFFICERS
     The Board of Directors may appoint and may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, including without limitation, divisional vice presidents (who shall not be corporate officers). Each such appointed officer shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors or the Chief Executive Officer may from time to time determine.

4.   REMOVAL AND RESIGNATION
     Any officer or agent may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer elected by the Board of Directors, by the Chief Executive Officer or by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer or agent may resign at any time by giving written notice to the Board of Directors or the Chief Executive Officer, or the Clerk of the Corporation. Any such resignation shall take effect on the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.   VACANCIES
     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

6.   CHAIRMAN OF THE BOARD
     The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors.

7.   CHIEF EXECUTIVE OFFICER
     Subject to the supervision and control of the Board of Directors, the Chief Executive Officer shall have general control of the business and financial affairs of the Corporation, shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and perform such other duties as are delegated to him by the Corporation or the Board of Directors or as may be imposed by law. He shall preside at all meetings of the stockholders and, in the absence of a Chairman of the Board who has not been designated Chief Executive Officer, at all meetings of the Board of Directors. He shall be ex officio a member of the executive committee and any other standing committees, other than the stock option committee and the compensation committee.

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8.   PRESIDENT
     Subject to the supervision and control of the Board of Directors, the President shall have the general powers and duties of management usually vested in the president of a corporation and shall have such other powers and duties as are delegated to him by the Corporation or the Board of Directors or as may be imposed by law. Unless the Chairman of the Board is specifically designated by the Board of Directors as the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation with all of the powers and duties specified in Section 7 of this Article. If the Chairman of the Board is the Chief Executive Officer, the President, shall, in his absence or disability or in case of a vacancy in his office, perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

9.   VICE PRESIDENT
     In the absence or disability of the President, or in case of a vacancy in his office, the corporate Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

10.  TREASURER
     Subject to the supervision and control of the Chief Executive Officer, the Treasurer shall have general charge of the financial affairs of the Corporation and have the custody of the funds and of all the valuable papers of the Corporation. He shall keep the accounts of the Corporation in a clear manner and shall at all times when requested by the Directors or the Chief Executive Officer exhibit a true statement of the affairs of the Corporation. The Assistant or each of the Assistant Treasurers, in the absence or inability of the Treasurer, or in case of a vacancy in his office, may perform such part or all of the duties of the Treasurer as may be specified from time to time by the Directors or the Chief Executive Officer, and the written statement of any Assistant Treasurer as to such absence, inability or vacancy shall conclusively determine the fact so stated. The Treasurer shall, if required by the Directors or the Chief Executive Officer, give a bond for the faithful discharge of his duties at the expense of the Corporation with satisfactory sureties and in such penal sums as may be required by the Directors. The Assistant Treasurer or Treasurers shall also, if required by the Directors or Chief Executive Officer, give a bond in like manner for the faithful discharge of their duties. The Treasurer and Assistant Treasurers shall perform such other duties as may be delegated to them respectively by the Corporation or the Chief Executive Officer or may be imposed by law.
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11.  CLERK
     The Clerk shall attend all meetings of the Board of Directors, the stockholders and the executive committee, if any, and if so directed by the Board of Directors, any other committee which may be constituted, and shall keep, or cause to be kept, at the principal office or such other place as the Board of Directors may direct, a book of minutes of all such meetings, showing the time of and place at which such meetings are held; whether regular or special; and if special, how authorized; the notice thereof given; the names of those present at Directors or committee meetings; the number of share present or represented at stockholders meetings; and a record of the proceedings of such meetings. In the absence of the Clerk or an Assistant Clerk, a Temporary Clerk shall be appointed to keep the records of any meeting.

     The Clerk shall keep, or cause to be kept, at the principal office or at the office of the Corporation s transfer agent, a stock book, or a duplicate stock book, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

     The Clerk shall give, or cause to be given, notice of all the meetings of stockholders and the Board of Directors required by these Bylaws to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Clerk.

     The Assistant or each of the Assistant Clerks, in the absence or inability of the Clerk, or in case of a vacancy in his office, may perform such part or all of the duties of the Clerk as may be specified from time to time by the Directors or the Chief Executive Officer, and the written statement of any Assistant Clerk as to such absence, inability or vacancy shall conclusively determine the fact so stated.

ARTICLE V INDEMNIFICATION

1.   RIGHT OF INDEMNIFICATION
     Every person who is or was a Director, officer or employee of this Corporation or of any other corporation which he served at the request of the Corporation and in which the Corporation owns or owned shares of capital stock or of which it is a creditor shall have a right to be indemnified by this Corporation against all reasonable expenses incurred by him in connection with or resulting from any action, suit

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     or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a Director, officer or employee of the Corporation or such other corporation, provided (a) said action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (b) in the absence of such final determination vindicating him on the merits, the Board of Directors shall determine that he acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or such other corporation and that he cooperated effectively with the Corporation in the defense and disposition of any said action, suit or proceeding, said determinations to be made by the Board of Directors acting through a quorum of disinterested directors, or in its absence on the opinion of the counsel.

2.   DEFINITIONS
     For purposes of Section 1 of this Article V:
     (a) "reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgement, fine or penalty, and reasonable amounts paid in settlement, but in no event shall "reasonable expenses" include any item for which indemnification would be contrary to law; (b) "action, suit or proceeding" shall include every claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or that of such a claim, action, suit or proceeding; and (c) a settlement plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the person seeking indemnification did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation or such other corporation, but the Board of Directors shall be bound by a civil judgment or conviction which adjudges that the person did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation or such other corporation.

3.   PERSONS ENTITLED TO INDEMNIFICATION
     The right of indemnification shall extend to any person otherwise entitled to it under this Article V whether or not that person continues to be a Director or officer of this Corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representatives and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this Article V with respect to some matters in an action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as to the former. Advances against liability and expenses may be made by the Corporation on terms fixed by the Board of Directors subject to an obligation to repay if indemnification proves unwarranted.


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4.   BYLAW NOT EXCLUSIVE
     This Article V shall not exclude any other rights of indemnification or other rights to which any Director, officer or employee may be entitled by contract, by vote of the Board of Directors, or as a matter of law. If any clause, provisions or application of this Article V shall be determined to be invalid, the other clauses, provisions or applications of these Bylaws shall not be affected but shall remain in full force and effect. The provisions of this
     Article V shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

ARTICLE VI MISCELLANEOUS

1.   RECORD DATE AND CLOSING STOCK BOOKS
     The Board of Directors may fix a time in the future as a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than 60 days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

     The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period not more than 60 days prior to the date of a meeting of stockholders, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

2.   INSPECTION OF CORPORATE RECORDS
     The stock book or duplicate stock book and minutes of proceedings of the incorporators and stockholders shall be open to inspection upon the written demand of any stockholder at any reasonable time, and for a purpose reasonably related to his interests as a stockholder but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation. Such records shall be exhibited at any meeting of stockholders upon the demand by the holders of ten percent of the shares represented at the meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts for any proper purpose, but not to secure a list of stockholders for the purpose of

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     selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation. Demand of inspection other than at a meeting of stockholders shall be made in writing upon the President or Clerk of the Corporation.

     Every Director shall have the right, at any reasonable time, to inspect all books, records, documents of every kind, and the physical properties of the Corporation and of its subsidiary corporations, domestic or foreign; provided, however, that in the case of foreign subsidiary corporations such right shall extend only to such books, records, documents and properties as are kept or located in the Commonwealth of Massachusetts.

3.   CERTIFICATES OF SHARES
     Certificates representing shares of common stock of the Corporation shall be of such form as the Board of Directors may approve and shall state the name of the record holder of the shares represented thereby; the number of the certificate; the date of issuance of the certificate; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if the assessments are collectible by personal action, a plain statement of such facts.

4.   EXECUTION OF CERTIFICATES
     Every certificate for shares must be signed by the President or a Vice President and the Treasurer, or an Assistant Treasurer, and may be by facsimiles of the signatures of the President and Treasurer or by a facsimile of the signature of the President and the written signature of its Treasurer or an Assistant Treasurer. No certificate for shares authenticated by a facsimile of a signature shall be valid until countersigned by the transfer agent.

5.   TRANSFER OF STOCK
     Prior to due presentment for registration of transfer, the Corporation may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of a stockholder. Shares may be transferred on the books of the Corporation only by the person named in the certificate as the owner thereof, or by his agent, attorney, or legal representative, upon surrender to the Clerk of the Corporation or, at the discretion of the Board of Directors, to any transfer agent, of a certificate, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. A new certificate shall thereupon be issued to the person entitled thereto and the old certificate shall be canceled.

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6.   LOST CERTIFICATES
     New certificates for shares or other securities of the Corporation may be issued for and in the place of any such instrument theretofore issued which is alleged to have been lost, destroyed or wrongfully taken. The Directors may, in their discretion, require the owner of such instrument, or his legal representative, to give the Corporation a bond or other security in an adequate amount as indemnity against any claim that may be made against the Corporation. A new instrument may be issued, however, without requiring any bond or other security when, in the judgment of the Directors, it is proper to do so.

7.   CORPORATE SEAL
     A corporate seal shall be provided and adopted by the Board of Directors and shall contain the name of the Corporation and such other wording as the Board may deem suitable or as may be required by law.

8.   FISCAL YEAR
     Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of June and end on the last day of May next succeeding.

9.   ISSUANCE OF STOCK
     Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by a vote of the Board of Directors.

10.  EXECUTION OF CONTRACTS
     The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

11.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS
     The Chairman of the Board, the President, any corporate Vice President and the Treasurer of this Corporation, or any one of them, are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.



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12.  INSPECTION OF BYLAWS
     The Corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Clerk, which shall be open to inspection by the stockholders at all reasonable times during office hours.

13.  CONSTRUCTION AND DEFINITIONS
     Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Massachusetts Business Corporation Law shall govern the construction of these Bylaws. The Article and Section captions used in these Bylaws are for reference only and are not part of the Bylaws and shall not be used in construing or interpreting these Bylaws.

14.  EXEMPTION FROM MASSACHUSETTS CONTROL SHARE ACQUISITIONS LAW
     The provisions of Chapter 110D of the Massachusetts General
     Laws shall not apply to control share acquisitions of the Company.

ARTICLE VII AMENDMENTS

1.   POWER OF STOCKHOLDERS
     New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the Corporation, except as otherwise provided by the Articles of Organization.

2.   POWER OF DIRECTORS
     Subject to the right of stockholders to adopt, amend or repeal Bylaws, these Bylaws may be amended or repealed by the Board of Directors, and new Bylaws may be adopted, at any regular or special meeting thereof.























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